Exhibit 99.2

STATE OF MICHIGAN IN THE CIRCUIT COURT
FOR THE COUNTY OF GENESEE

ASHLEIGH SHIM, Derivatively on Behalf of DIPLOMAT	)	Case No.: 17-109223-CB
PHARMACY, INC.,	)
	)	Hon.: F. Kay Behm
Plaintiff,	)
v.	)
)
PHILIP R. HAGERMAN, SEAN M. WHELAN, GARY W.	)
KADLEC, BENJAMIN WOLIN, DAVID DREYER,	)
KENNETH O. KLEPPER, and SHAWN C. TOMASELLO,	)
)
)
)
Defendants,	)
-and-)
)
DIPLOMAT PHARMACY, INC., a Michigan corporation,	)
)
)
Nominal Defendant.	)
)

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated March 29, 2019 (the “Stipulation”), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) plaintiff Ashleigh Shim (“Plaintiff”), individually and derivatively on behalf of nominal defendant Diplomat Pharmacy, Inc. (“Diplomat” or the “Company”); (ii) Philip R. Hagerman (“Hagerman”), Sean M. Whelan (“Whelan”), Gary W. Kadlec (“Kadlec”), Benjamin Wolin, David Dreyer, Kenneth O. Klepper, and Shawn C. Tomasello (collectively, the “Individual Defendants”); and (iii) nominal defendant Diplomat. This Stipulation is intended by the Settling Parties(1) to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

(1) All capitalized terms not otherwise defined are defined in section IV. 1. infra.

I.                                        HISTORY OF THE LITIGATION AND SETTLEMENT PROCESS

A.                                    Proceedings in This Derivative Action

On February 10, 2017, in accordance with section 493a of the Michigan Business Corporation Act (“Section 493a”), Plaintiff made a written demand (the “Demand”) to the Company’s Board of Directors (the “Board”) to investigate, address, remedy, and commence proceedings against certain of Diplomat’s current and former officers and directors for alleged breaches of fiduciary duties. The Demand alleged that the individuals identified in the Demand improperly caused or allowed Diplomat to issue financial statements for the first and second quarters of 2016 that violated generally accepted accounting principles (“GAAP”). In particular, the Demand alleged that Diplomat under accrued for certain “direct and indirect remuneration fees,” or DIR fees, that were retroactively assessed and charged by CVS Caremark to Diplomat in the third quarter of 2016. Plaintiff demanded that, following the requested investigation, the Company commence legal proceedings against each party identified as being responsible for the alleged misconduct described in the Demand.

On February 28, 2017, Plaintiff received a response from the Company’s counsel. On March 1, 2017, Plaintiff provided her most recent brokerage statement and proof of the date of her stock purchase. On May 9, 2017, counsel for a Special Committee of the Board assigned to investigate Plaintiff’s Demand informed Plaintiff’s Counsel that the Special Committee’s investigation was ongoing.

On June 2, 2017, Plaintiff filed her stockholder derivative complaint in Michigan state court against the Individual Defendants for breach of fiduciary duty, waste of corporate assets, and unjust enrichment, and against Diplomat as a nominal defendant. On July 20, 2017, the parties stipulated to stay the court proceedings pursuant to section 494 of the Michigan Business

Corporation Act, which provides that “[i]f the corporation commences an investigation of the allegations made in the demand or complaint, the court may stay any derivative proceeding for a period as the court considers appropriate.” M.C.L.A. §450.1494. Pursuant to further orders of the Court, litigation in this Action has remained stayed to allow the Special Committee to continue its investigation and to allow the parties to negotiate a settlement of the Action.

B.                                    Proceedings in the Related Federal Securities Action

A federal securities fraud class action, titled Zimmerman v. Diplomat Pharmacy, Inc., et al., Case No. 2:16-cv-14005-AC-SDD, is pending in the Eastern District of Michigan against Diplomat, as well as defendants Hagerman and Whelan (the “Securities Action”). The defendants’ motion to dismiss the amended class action complaint was denied on January 19, 2018, as was their motion for reconsideration on August 9, 2018. The defendants answered their complaint on March 5, 2018, and the parties are currently pursuing discovery.

C.                                    Settlement Efforts

In March 2018, the Settling Parties (as defined below) agreed to engage in discussions regarding a potential resolution of the Action, and in furtherance thereof, to attend a mediation of the Action (the “Mediation”) with the Honorable Layn R. Phillips, United States District Judge (Ret.), of Phillips ADR, a nationally recognized, experienced, and expert mediator, and Phillips ADR mediator, arbitrator, and special master Michelle Yoshida (together, the “Mediator”). On May 22, 2018, the Settling Parties participated in an in-person Mediation of the Action with the Mediator at the offices of Phillips ADR in Corona Del Mar, California. During the Mediation, the Settling Parties reached agreement on some of the material terms for settlement of the Action but did not resolve the Action at that time. After extensive and difficult discussions and negotiations over the course of the next several months with the assistance of the Mediator, the

Settling Parties reached agreement on nearly all of the substantive terms for the settlement of the Action. At that point, the Settling Parties began a negotiation regarding counsel fees for Plaintiff’s Counsel. After several additional months of difficult negotiation, the Mediator issued a double blind “Mediator’s Proposal” regarding counsel fees for Plaintiff’s Counsel, which the Settling Parties accepted. The Settling Parties thereafter executed a term sheet dated February 6, 2019. The Settling Parties subsequently negotiated and executed this Stipulation.

II.                                   PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the Action has substantial merit, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Action.

Plaintiff’s Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Diplomat’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing the litigation Demand to the Board and engaging in correspondence regarding the litigation Demand;

(v) preparing and filing a derivative complaint; (vi) conducting damages analyses; (vii) reviewing and analyzing relevant documents in the Securities Action and evaluating the merits of, and the defendants’ potential liability in connection with the Securities Action; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the corporate governance reforms. Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Diplomat. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Diplomat and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.                              DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action, including that Diplomat has suffered damage by or as a result of the conduct alleged in the Demand. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Nonetheless, in order to eliminate the burden, expense, and risks inherent in the litigation, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, or may be offered or received into evidence in any action or proceeding in any court or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation, except that this Stipulation and the attached exhibits may be used as evidence of the Settlement in any action against the Released Parties to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

IV.                               TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.                                      Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1                               “Action” means this the derivative action styled as Shim v. Hagerman, et al., Case No. 17-109223-CB.

1.2                               “Court” means the Michigan State Court, Circuit Court for the County of Genesee.

1.3                               “Defendants” means, collectively, nominal defendant Diplomat and the Individual Defendants.

1.4                               “Defendants’ Counsel” means Honigman Miller Schwartz and Cohn LLP and Sidley Austin LLP.

1.5                               “Effective Date” means the date upon which the Final Order and Judgment approving the Settlement in accordance with this Stipulation becomes Final.

1.6                               “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.7                               “Individual Defendants” means Philip R. Hagerman, Sean M. Whelan, Gary W. Kadlec, Benjamin Wolin, David Dreyer, Kenneth O. Klepper, and Shawn C. Tomasello.

1.8                           “Judgment” means the Final Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.9                               “Notice” means the Notice of Proposed Settlement and of Settlement Hearing of Stockholder Action, substantially in the form attached hereto as Exhibit C.

1.10                      “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.11                      “Plaintiff” means Ashleigh Shim.

1.12                      “Plaintiff’s Counsel” means Robbins Arroyo LLP and Fink + Associates Law.

1.13                      “Diplomat” or the “Company” means nominal defendant Diplomat, a Michigan corporation with its principal executive offices located in Flint, Michigan, and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.14                      “Related Persons” means: (i) with regard to each Individual Defendant, the Individual Defendants’ spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, coinsurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Diplomat, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Diplomat.

1.15                      “Released Claims” means any and all claims, actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.23 below), whether suspected or unsuspected, whether contingent or non-contingent, whether accrued or unaccrued, whether or not concealed or hidden, whether factual or legal, and for any remedy whether at equity or law, that were, could have been, or might have been asserted from the beginning of time through the date of entry of the Order and Final Judgment, by Diplomat or any Diplomat stockholder on behalf of Diplomat against the Released parties or any other individual named or unnamed, that arise out of or relate to, in whole or part, directly or indirectly: (i) any action or omission or failure to act relating to any of the matters, facts, or events alleged in any pleading or other document filed in the Action; and/or (ii) the Settlement, including the payments provided for in this Stipulation but excluding any claims to enforce the Settlement. Excluded from the term “Released Claims” are all claims alleged in the Securities Action.

1.16                      “Released Persons” means collectively, Diplomat, the Individual Defendants, and their Related Persons. “Released Person” means, individually, any of the Released Persons.

1.17                      “Releasing Parties” means Plaintiff, Plaintiff’s Counsel, Diplomat, and Diplomat stockholders and each and all members of their families, heirs, administrators, predecessors, successors, parent entities, subsidiaries, affiliates, custodians, agents, representatives, executors, assigns, estates, trusts, trustees, trust beneficiaries, and all Persons acting in concert with any of the aforementioned Persons. “Releasing Party” means, individually, any of the Releasing Parties.

1.18        “Securities Action” means the securities class actions styled as Zimmerman v. Diplomat Pharmacy, Inc., et al., Case No. 2:1 6-cv- 14005-AC-SDD (E.D. Mich.).

1.19        “Settlement” means the settlement and compromise of the Action as provided for herein.

1.20        “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.21        “Settling Parties” means, collectively, Plaintiff and Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.22        “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit D.

1.23        “Unknown Claims” means any Released Claim(s) that any Releasing Party or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons that, if known by him, her, or it might have affected his, her, or its settlement with, and release of, the Released Persons, including claims based on the discovery of facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

2.           Terms of the Settlement

2.1          As a result of the filing, prosecution, and settlement of the Action, Diplomat shall,upon a reasonable period after Judgment is Final and entered, adopt resolutions and amend appropriate committee charters to ensure adherence to the corporate governance reforms identified in Exhibit A attached hereto. Diplomat and the Individual Defendants acknowledge and agree that the corporate governance reforms identified in Exhibit A confer substantial benefits upon and substantially affect the interests of Diplomat and its stockholders. Diplomat and the Individual Defendants also acknowledge that the prosecution and settlement of the Action was a material factor in their agreement to adopt and/or implement the corporate governance reforms set forth in Exhibit A.

3.           Approval and Notice

3.1          Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order requesting: (i) approval of the form and manner of providing notice of the Settlement to Diplomat stockholders, pursuant to M.C.L.A §450.1496 and MCR. 3.502; and (ii) a date for the Settlement Hearing.

3.2          Notice to Diplomat stockholders shall consist of a Notice of Pendency and Proposed Settlement of Stockholder Action (“Notice”), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as a Summary Notice of Pendency and Proposed Settlement of Stockholder Action (“Summary Notice”), substantially in the form attached hereto as Exhibit D.

3.3          Diplomat shall undertake the administrative responsibility for giving notice to Diplomat stockholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its stockholders. Within ten (10) business days after Court approval of the form and manner of notice, Diplomat shall cause the Stipulation of Settlement and Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and Diplomat shall publish the Summary Notice one time in the national edition of Investors’ Business Daily. Diplomat shall also publish the Stipulation of Settlement and Notice on an Internet page that Diplomat shall create for this purpose, which shall be accessible via a link on the “Investors” page of Diplomat’s website, the address of which shall be contained in the Notice and Summary Notice, and which shall be maintained until the date the Court enters the Order and Final Judgment. Within the above described period, Plaintiff’s Counsel shall further publish the

Stipulation of Settlement and Notice on its website in a manner readily accessible to the public. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Diplomat stockholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice.

3.4          Pending final approval of the Settlement, the Releasing Parties are barred and enjoined from commencing, prosecuting, instigating, maintaining, or in any way participating in the commencement or prosecution of any action or proceeding asserting any Released Claim against any of the Released Persons or challenging the Settlement other than in this action in accordance with the procedures established by the Court (the “Injunction”). If any action is taken by any Releasing Party in violation of the Injunction, the Plaintiff, if requested, shall join in any motion and shall otherwise use its reasonable best efforts to effect a withdrawal, dismissal, transfer or stay of such action.

4.           Attorneys’ Fees and Reimbursement of Expenses

4.1          Plaintiff’s Counsel will apply to the Court for an award of attorneys’ fees and expenses not to exceed $710,000 (the “Fee and Expense Amount”) on behalf of all counsel representing any Diplomat stockholder with respect to the matters resolved herein, and Defendants will not oppose such application. The Fee and Expense Amount shall constitute final and complete payment for Plaintiff’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Action. If the Court awards the Fee and Expense Amount, Diplomat or its insurance carriers will pay the Fee and Expense Amount to Plaintiff’s Counsel within ten (10) business days of the later of (i) the entry of the Judgment or (ii) the provision by

Plaintiff’s Counsel of all required funding information and tax identification numbers, subject to the following condition: if the Court’s award of fees and expenses is vacated, reversed, or reduced on or as a result of an appeal, Plaintiff’s Counsel shall, within ten (10) business days after such vacatur, reversal, or reduction, make a refund to the Defendants in cash by wire transfer(s) in the full amount received or such lesser amount as provided for by such vacatur, reversal, or reduction.

4.2          The Settling Parties further stipulate that Plaintiff’s Counsel may apply to the Court for a service award of up to $2,500 for Plaintiff (the “Service Award”), only to be paid upon Court approval, and to be paid from Plaintiff’s Counsel’s Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Action. The failure of the Court to approve any requested Service Award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Diplomat nor any of the Individual Defendants or their insurers shall be liable for any portion of any Service Award.

4.3          Neither Diplomat nor any of the Individual Defendants or their insurers shall have any obligation or liability with respect to attorneys’ fees, costs, or expenses beyond the amount awarded by the Court in response to the application for the Fee and Expense Amount.

4.4           Neither Diplomat nor any of the Individual Defendants or their insurers shall have any obligation or liability with respect to the apportionment or distribution of any attorneys’ fees, expenses, or service award that is awarded by the Court.

4.5          In the event that the Judgment fails to become Final as defined in paragraph 1.6 herein, then it shall be the obligation of Plaintiff’s Counsel to make appropriate refunds or repayments to Diplomat or Defendants’ insurers of any attorneys’ fees and expenses previously paid within ten business days from receiving notice from Defendants’ Counsel.

5.                                      Releases

5.1          Upon the Effective Date, each of the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.2          Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6.                                      Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1          This Settlement and the consideration therefor are given by the Defendants in return for, and are contingent upon, a full and complete release of all Released Claims against all Released parties, which release no longer may be challenged by Plaintiff, any Diplomat stockholder, or by Diplomat.

6.2          Each Party, in his, her or its sole discretion, shall have the right to terminate the Settlement and this Stipulation by providing written notice thereof within thirty (30) days of: (a) the Court declining to enter in any material respect the proposed Order Directing Notice of Proposed Settlement to Stockholders; (b) the Court refusing to approve the Stipulation or any material part of it; (c) the Court declining to enter in any material respect the proposed Order and Final Judgment; or (d) the date upon which the proposed Final Order and Judgment is modified or reversed in any material respect on appeal or by writ, except that with respect to sub-clauses (b), (c) and (d) of this Paragraph 6.2, an award of attorneys’ fees and expenses that is less than the Fee and Expense Amount shall not be grounds for termination or cancellation of the Settlement

6.3          If for any reason the Settlement is not approved by the Court, or if this Settlement is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Action as of February 5, 2019; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiff’s Counsel shall be refunded and returned within ten (10) business days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect and shall not be used in the Action or in any other proceeding for any purpose, and any judgments or orders entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated.

7.           Miscellaneous Provisions

7.1         The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2          Nothing herein shall expand the liabilities of any Diplomat director or officer beyond any liabilities otherwise imposed by law.

7.3          The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 1.109(E) of the Michigan Court Rules.

7.4          Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against him or her arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Action. The existence of the provisions contained in this Stipulation shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding.

7.5          The Settling Parties agree that, other than disclosures required by law or the Court, any public comments from the Settling Parties or any of their representatives regarding this Settlement will not substantially deviate from words to the effect that the Settling Parties have reached a mutually acceptable resolution that will avoid protracted and expensive litigation, that the Settling Parties are satisfied with the resolution, and that the Settlement is in the best interests of the Company and its stockholders. None of the Settling Parties shall make any public statement regarding the terms of this Stipulation or the Settlement contained herein that is critical of or disparages the Settlement or the conduct of the Settling Parties.

7.6          This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, and legal representatives.

7.7          The waiver by any part of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior or subsequent to, or contemporaneous with, the execution of this Stipulation.

7.8          This Stipulation may be modified or amended only by a writing signed on behalf of all Settling Parties or their respective successors-in-interest.

7.9          This Stipulation shall not be construed more strictly against any Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that this Stipulation is the result of an arm’s-length negotiations and this Stipulation shall be deemed drafted equally by all Settling Parties.

7.10        No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.11        Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.12        The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.13        This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

7.14        The headings used in this Stipulation are used for the purpose of convenience only and are not meant to have legal effect.

7.15        In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.16        This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.17        The rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Michigan without giving effect to that State’s choice of law principles.

7.18        Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

Dated: March 29, 2019

	ROBBINS ARRYO LLP		FINK + ASSOCIATES LAW

	/s/ George C. Aguilar		/s/ Darryl Bressack
	BRIAN J.ROBBINS		DAVID H. FINK (P28235)
	GEORGE C. AGUILAR		DARRYL BRESSACK (P67820)
	STEVEN M. MCKANY		38500 Woodward Ave., Suite 350
	5040 Shoreham Place		Bloomfield Hills, MI 48304
	San Diego, CA 92122		Telephone: (248) 971-2500
	Telephone: (619) 525-3990		Facsimile: (248) 971-2600
	Facsimile: (619) 525-3991		E-mail: dfink@finkandassociateslaw.com
E-mail:	brobbins@robbinsarroyo.com gaguilar@robbinsarroyo.com smckany@robbinsarroyo.com		E-mail: dbressack@finkandassociateslaw.com Counsel ,for Plaintiff Ashley Shim

Counsel for Plaintiff Ashley Shim

	SIDLEY AUSTIN LLP		HONIGMAN MILLER SCHWARTZ AND COHN LLP

	/s/ James W. Ducayet		/s/ Andrew M. Pauwels
	James W. Ducayet		Nicholas B. Gorga (P72297)
	Nilofer Umar		Andrew M. Pauwels (P79167)
	One South Dearborn		2290 First National Building
	Chicago, IL 60603		660 Woodward Avenue
	Tel: (312) 853-7621		Detroit MI 48226-3506
Email:	jducayet@sidley.com		Tel:(313) 465-7640
	numar@sidley.com	Email:	ngorga@honigman.com
apauwels@honigman.com
Counsel for Defendants.

Counsel for Defendants

EXHIBIT A

CORPORATE GOVERNANCE TERM SHEET
Shim v. Hagerman, et al., Case No. 17-109223-CB
(Circuit Court Genesee County, State of Michigan)

1.              Charter of the Disclosure and Controls Committee (“Disclosure Committee”)

a.              The Charter will be amended to allow for the guest attendance of the Company’s independent auditors and other personnel of the Company, as deemed necessary by the Committee.

b.              The Charter will be posted on the Company’s website

2.              Executive sessions of the Board

a.              Under the Company’s current corporate governance guidelines, the independent directors of the Board are required to meet in executive session “at least twice a year to discuss, among other matters, the performance of the Chief Executive Officer.”

b.              This provision will be amended to require that executive sessions occur on a quarterly basis.

3.              Audit Committee communication with General Counsel

a.              The Audit Committee charter currently requires the Committee to review the internal audit, financial statement issues, earnings information, and internal controls with “management,” but it does not specify that the Committee meet with the Company’s General Counsel.

b.              The Audit Committee charter will be amended to specify that the Committee meet at least quarterly with the General Counsel to discuss any significant deficiencies or weaknesses in the Company’s internal controls and any significant reports of compliance issues.

4.              Outside independent governance consultant

a.              An outside and independent governance consultant (other than the Company’s current outside independent auditors) will be hired by the Company, with consultation with Plaintiff, to undertake a review of the Company’s current financial disclosures, policies, process and procedures that impact the financial reporting of the Company’s payment of DIR fees.

b.              The consultant will also analyze the current Disclosure Committee Charter and Disclosure Policy to recommend improvements, if beneficial, regarding the oversight of the disclosure of the payment of DIR fees and the accounting of such payments.

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c.               The consultant will make any recommendations, if he or she finds them beneficial, to the Board, and the Board agrees to consider whether to implement these recommendations within no more than one year of the finalization of a settlement.

5.              Director education

a.              The Company will arrange for a presentation regarding the payment of DIR fees and their accounting treatment to all of the current members of the Audit Committee within one year of the finalization of this settlement.

6.              Frequency of Committee Meetings

a.     The Disclosure Committee shall have at least two-in person meetings a year

b.     The Audit Committee will meet no fewer than four times per year

c.     The Compensation Committee will meet no fewer than three times per year.

7.              Directors & Officers insurance proceeds

a.              The Company agrees to use D&O proceeds as a source to fund litigation (or losses from a judgment) in Zimmerman v. Diplomat Pharmacy, Inc., et al., No. 5:16-cv-14005-AC-SDD (E.D. Mich.) (“Securities Action”) and, to the extent any resolution of the Securities Action involves expenditure of Company funds, approval of such settlement by the Board shall require, in addition to any vote required by law, the affirmative vote of a majority of the independent directors then-in-office.

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EXHIBIT B

STATE OF MICHIGAN IN THE CIRCUIT COURT
FOR THE COUNTY OF GENESEE

ASHLEIGH SHIM, Derivatively on Behalf of DIPLOMAT	)	Case No.: 17-109223-CB
PHARMACY, INC.,	)
	)	Hon.: F. Kay Behm
Plaintiff,	)
v.	)
)
PHILIP R. HAGERMAN, SEAN M. WHELAN, GARY W.	)
KADLEC, BENJAMIN WOLIN, DAVID DREYER,	)
KENNETH O. KLEPPER, and SHAWN C. TOMASELLO,	)
)
)
)
Defendants,	)
-and-)
)
DIPLOMAT PHARMACY, INC., a Michigan corporation,	)
)
)
Nominal Defendant.	)
)

[PROPOSED] ORDER DIRECTING NOTICE OF
PROPOSED SETTLEMENT TO STOCKHOLDERS

WHEREAS, the above-captioned stockholder derivative action is pending before the Court (the “Action”);

WHEREAS, the parties have reached an agreement to settle this action upon the terms embodied in the Stipulation of Settlement (“Stipulation”);(1)

WHEREAS, the Court, having: (i) read and considered Plaintiff’s Unopposed Motion for Entry of an Order Directing Notice of Proposed Settlement to Stockholders (the “Motion”), together with the accompanying memorandum of law; (ii) read and considered the Stipulation, as

(1) Capitalized terms (other than proper nouns) that are not defined herein shall have the meanings set forth in the Stipulation.

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well as the exhibits attached thereto; and (iii) heard and considered the arguments by counsel for the Settling Parties in favor of the Motion;

WHEREAS, the Court finds that the proposed Settlement will substantially affect the interests of Diplomat’s stockholders and that, pursuant to M.C.L.A. §450.1496 and MCR 3.502, notice of the proposed Settlement should be given to the stockholders affected; and

WHEREAS, the Court finds that a hearing should be set at which the Court will consider whether to enter an order approving resolution of this Action according to the terms of the proposed settlement;

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.                                      Plaintiff’s Motion is GRANTED.

2.                                      Within ten (10) business days after the entry of this Order, Diplomat shall, at its own cost: (i) cause a copy of the Summary Notice, substantially in the form of Exhibit D to the Stipulation, to be published once in the Investor’s Business Daily; (ii) Robbins Arroyo LLP shall post copies of the Notice and Stipulation on its website; (iii) Diplomat shall post a link to the Notice and Stipulation on the Company’s Investor Relations page of its website until the Judgment is entered; and (iv) Diplomat shall file a Form 8-K with the SEC that includes the Notice, which shall refer stockholders to the Investor Relations page of Diplomat’s website for more information.

3.                                      No later than ten (10) calendar days prior to the Settlement Hearing, Defendants and Plaintiff shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice.

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4.                                      The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Order constitutes the best notice practicable under the circumstances and complies fully with Michigan Law and due process.

5.                                      A hearing shall be held on                          , 2019, at                 .m., before the Honorable F. Kay Behm in Courtroom at                   the Genesee County Circuit Court, 900 S. Saginaw Street, Flint, MI 48502 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Michigan Law and the requirements of due process; (iii) whether the Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released Persons should be fully and finally released; (v) whether the agreed-to Fee and Expense Amount should be approved; and (vi) to rule upon such other matters as the Court may deem appropriate.

6.                                      The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Diplomat stockholders; and (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Diplomat stockholders.

7.                                      Not later than twenty-one (21) calendar days prior to the Settlement Hearing, the Settling Parties shall file papers with the Court in support of the Settlement and requested Fee and Expense Amount.

8.                                      Any Diplomat stockholder may appear and show cause, at their own expense, individually or through counsel, if he, she, or it has any reason why the Settlement embodied in the Stipulation should or should not be entered hereon, or the Fee and Expense Amount should

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not be awarded. However, no Diplomat stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Diplomat stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the person’s name, address, and telephone number, along with a representation as to whether such person intends to appear at the Settlement Hearing; (ii) competent evidence that such person held shares of Diplomat common stock within the Relevant Time Period; (iii) a statement of objections to any matters before the Court, the grounds therefor, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider; and (iv) the identities of any witnesses such person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony.

9.                                      At least fourteen (14) calendar days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials, and a notice of intent to appear if any Diplomat Stockholder intends to appear and requests to be heard at the Settlement Hearing, with the Clerk of the Genesee County Circuit Court, Genesee County Circuit Court Building, 900 S. Saginaw Street, Flint, MI 48502, and serve such materials by that date, to each of the following Settling Parties’ counsel:

Counsel for Plaintiff:

George C. Aguilar

ROBBINS ARROYO LLP

5040 Shoreham Place

San Diego, CA 92122

Counsel for Diplomat:

James W. Ducayet

SIDLEY AUSTIN LLP

One South Dearborn

Chicago, IL 60603

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Only Diplomat stockholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise.

10.                               Any Diplomat stockholder who does not make an objection in the manner provided herein shall be deemed to have waived any such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement, unless otherwise ordered by the Court, but shall be otherwise bound by the Judgment to be entered and the releases to be given.

11.                               Not later than seven (7) calendar days prior to the Settlement Hearing the Settling Parties’ responses to objections, if any, shall be served and filed.

12.                               All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

13.                               Pending final determination of whether the Settlement should be approved, no Diplomat stockholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

14.                               This Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Diplomat stockholders.

15.                               Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity

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of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

DATED:
BY ORDER OF THE COURT
GENESEE COUNTY CIRCUIT COURT
STATE OF MICHIGAN

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EXHIBIT C

STATE OF MICHIGAN IN THE CIRCUIT COURT
FOR THE COUNTY OF GENESEE

ASHLEIGH SHIM, Derivatively on Behalf of DIPLOMAT PHARMACY, INC.,	) )	Case No.: 17-109223-CB
	)	Hon.: F. Kay Behm
Plaintiff,	)
v.	)
	)	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
PHILIP R. HAGERMAN, SEAN M. WHELAN, GARY W. KADLEC, BENJAMIN WOLIN, DAVID DREYER, KENNETH O. KLEPPER, and SHAWN C. TOMASELLO,	) ) ) ) )	OF STOCKHOLDER ACTION
)
Defendants,	)
-and-)
)
DIPLOMAT PHARMACY, INC., a Michigan corporation,	) )
)
Nominal Defendant.	)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER ACTION

TO:                         ALL RECORD AND BENEFICIAL OWNERS OF DIPOLOMAT PHARMACY, INC. (“DIPLOMAT”) COMMON STOCK AS OF MARCH 29, 2019, AND WHO CONTINUE TO HOLD THEIR DIPLOMAT COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF DIPLOMAT, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND ANY ENTITY IN WHICH INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST (“CURRENT DIPLOMAT STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF DIPLOMAT WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

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THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Michigan law and an Order from the Honorable F. Kay Behm of the 7th Judicial Circuit Court for Genesee County, Michigan (the “Court”), that a proposed settlement agreement has been reached among Plaintiff,(1) on behalf of herself and derivatively on behalf of Diplomat and the Individual Defendants in connection with the above-captioned stockholder derivative action (the “Action”).

Plaintiff filed the Action derivatively on behalf of Diplomat to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breaches of their fiduciary duties and other alleged misconduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

As explained below, a Settlement Hearing will be held before the Court on                   , 2019,          at                  .m., before the Honorable F. Kay Behm, of the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502, to determine (i) whether the terms and conditions of the

(1) For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation of Settlement, fully executed as of March 29, 2019 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502 or by visiting Diplomat’s website at http://ir.diplomat.is/investors/. The Stipulation is also available for viewing at www.robbinsarroyo.com.

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Settlement set forth in the Stipulation are fair, reasonable, and adequate to Diplomat and Current Diplomat Stockholders(2) and should be approved by the Court; (ii) whether a Final Order and Judgment approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiff’s Counsel’s Fee and Expense Amount, including any Service Award, should be approved. At the Settlement Hearing, the Court may also hear or consider such other matters as the Court may deem necessary and appropriate.

You have the right to object to the Settlement and the Fee and Expense Amount in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but will be forever bound by the Final Order and Judgment to be entered, the dismissal of the Action with prejudice, and any and all of the releases set forth in the Stipulation.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action; this Notice is

(2) Current Diplomat Stockholders is defined as all record and beneficial owners of Diplomat common stock as of March 29, 2019, and who continue to hold their Diplomat common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Diplomat, members of their immediate families, and any entity in which Individual Defendants have or had a controlling interest.

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merely to advise you of the proposed Settlement and of your rights as a Current Diplomat Stockholder.

I.                                        BACKGROUND

A.                                    Factual Background of the Action

Plaintiff alleges in her Complaint(3) that Diplomat is said to be the nation’s “‘largest independent specialty pharmacy’” and brings personalized medication therapies to individuals with complex chronic diseases. The pathological conditions Diplomat provides therapies for include: oncology, immunology, specialty infusion therapy, hepatitis C, multiple sclerosis, and more. The Company provides extensive services, including dispensing, delivering, dosing, and reimbursing clinically intensive, high-cost specialty drugs.

The specialty drugs that the Company provides to patients can cost thousands of dollars per prescription. Medicare Part D (“Part D”) helps alleviate the excessive cost of these specialty drugs for the approximately forty-one million Medicare beneficiaries voluntarily participating in Part D’s prescription drug benefits program in 2016. Private companies and insurers (“Part D sponsors”) offer Part D prescription drug plans to Medicare recipients, which the federal government, through the Centers for Medicare & Medicaid Services, then approves and subsidizes.

To administer prescription drug benefits to Part D recipients, Part D sponsors contract with specialized third-party administrators called pharmacy benefits managers (“PBMs”). These PBMs develop and maintain the drug formulary, contract with pharmacies such as Diplomat, process and pay prescription drug claims, and, perhaps most importantly, negotiate drug prices

(3) “Complaint” refers to Plaintiff’s Stockholder Derivative Complaint for Breach of Fiduciary Duty, Waste of Corporate Assets, and Unjust Enrichment, filed June 2, 2017.

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with pharmacies to obtain discounts and rebates. PBMs in turn provide pharmacies access to Part D sponsors and their numerous Part D beneficiaries. Pharmacies are financially incentivized to contract with PBMs to be included as a Part D preferred pharmacy. CVS Caremark (“Caremark”) is one of the most prominent Part D PBMs in the industry and between 2015 and 2016, Diplomat did substantial business with or through Caremark.

As a specialty pharmacy, Diplomat is liable for direct and indirect remuneration fees (“DIR fees”) to various government agencies, payors, and insurance companies with whom the Company has contracts. As part of the Company’s participation in Part D, PBMs are under legal obligation to charge DIR fees to specialty pharmacies, such as Diplomat. DIR fees are often used to settle certain rebates and other price concessions with the reimbursements paid by PBMs to pharmaceutical providers. DIR fees have come to also include network participation fees, adjustments of the maximum allowable cost and the contracted reimbursement rates for medications, and reimbursements or fees for meeting or failing to meet certain quality metrics.

As further alleged in the Action, prior to 2016, Caremark assessed DIR fees on a flat-dollar basis, charging $3 to $7 for every prescription. In late 2015, however, Caremark informed Diplomat and other specialty pharmacies that it was changing its DIR fee policy. Beginning on January 1, 2016, Caremark would charge DIR fees equal to 3% to 5% of the billed prescription’s cost, not the $3 to $7 charge it had previously been assessing.

As further alleged, the Company released a series of public filings with the U.S. Securities and Exchange Commission (“SEC”) in the first and second quarters of 2016, providing financial information that showed outstanding profitability without disclosing that Caremark had significantly increased the DIR fees it was imposing on Diplomat. On November 2, 2016, Diplomat issued a press release announcing its financial results for the third quarter of 2016,

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reporting adjusted earnings per share of $0.21 versus the projected $0.27 on revenue of $1.18 billion. The Company lowered its high end guidance on revenue for the 2016 financial outlook, from between $4.5 and $4.9 billion to between $4.4 and $4.6 billion. Moreover, Diplomat’s gross profit margin was 6.6% in the third quarter of 2016, lowered from 8% in the third quarter of 2015. The press release noted that DIR fees negatively impacted profit, and stated: “Third quarter revenue and profit measures, compared to the year ago period, were negatively impacted by an incremental $8 million of DIR fees, of which $4 million was retroactive to Q1 and Q2 2016.”

Plaintiff alleges that the Individual Defendants breached their fiduciary duties of good faith and due care, among other violations of law, by allowing, producing, approving, or disseminating to Diplomat stockholders and the public improper statements through the Company’s press releases and SEC filings.

B.                                    Procedural Background of the Action

On February 10, 2017, in accordance with section 493a of the Michigan Business Corporation Act (“Section 493a”), Plaintiff made a written demand (the “Demand”) to the Company’s Board of Directors (“Board”) to investigate, address, remedy, and commence proceedings against certain of Diplomat’s current and former officers and directors for alleged breaches of fiduciary duties. The Demand alleged that the individuals identified in the Demand improperly caused or allowed Diplomat to issue financial statements for the first and second quarters of 2016 that violated generally accepted accounting principles (“GAAP”). In particular, the Demand alleged that Diplomat under accrued for certain “direct and indirect remuneration fees,” or DIR fees, that were retroactively assessed and charged by CVS Caremark to Diplomat in the third quarter of 2016. Plaintiff demanded that, following the requested investigation, the

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Company commence legal proceedings against each party identified as being responsible for the alleged misconduct described in the Demand.

On February 28, 2017, Plaintiff received a response from the Company’s counsel. On March 1, 2017, Plaintiff provided her most recent brokerage statement and proof of the date of her stock purchase. On May 8, 2017, counsel for a Special Committee of the Board assigned to investigate Plaintiff’s Demand informed Plaintiff’s Counsel that the Special Committee’s investigation was ongoing.

On June 2, 2017, Plaintiff filed her stockholder derivative complaint in Michigan state court against defendants Philip R. Hagerman, Sean M. Whelan, Gregory W. Kadlec, Benjamin Wolin, David Dreyer, Kenneth O. Klepper, and Shawn C. Tomasello (the “Individual Defendants”) for breach of fiduciary duty, waste of corporate assets, and unjust enrichment, and naming Diplomat as a nominal defendant. On July 20, 2017, the parties stipulated to stay the court proceedings pursuant to section 494 of the Michigan Business Corporation Act, which provides that “[i]f the corporation commences an investigation of the allegations made in the demand or complaint, the court may stay any derivative proceeding for a period as the court considers appropriate.” M.C.L.A. §450.1494. Pursuant to further orders of the Court, litigation in this Action has remained stayed to allow the Special Committee to continue its investigation and to allow the parties to negotiate a settlement of the Action.

C.                                    The Related Federal Securities Action

A federal securities fraud class action, titled Zimmerman v. Diplomat Pharmacy, Inc., et al., Case No. 2:16-cv-14005-AC-SDD, is pending in the Eastern District of Michigan against Diplomat, as well as defendants Hagerman and Whelan (the “Securities Action”). The defendants’ motion to dismiss the amended class action complaint was denied on January 19,

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2018, as was their motion for reconsideration on August 9, 2018. The defendants answered their complaint on March 5, 2018, and the parties are currently pursuing discovery.

D.                                    Settlement Negotiations

In March 2018, the Settling Parties agreed to engage in discussions regarding a potential resolution of the Action, and in furtherance thereof, to attend a mediation of the Action (the “Mediation”) with the Honorable Layn R. Phillips, United States District Judge (Ret.), of Phillips ADR, a nationally recognized, experienced, and expert mediator, and Phillips ADR mediator, arbitrator, and special master Michelle Yoshida (together, the “Mediator”). On May 22, 2018, the Settling Parties participated in an in-person Mediation of the Action with the Mediator at the offices of Phillips ADR in Corona Del Mar, California. During the Mediation, the Settling Parties reached agreement on some of the material terms for settlement of the Action but did not resolve the Action at that time. After extensive and difficult discussions and negotiations over the course of the next several months with the assistance of the Mediator, the Settling Parties reached agreement on nearly all of the substantive terms for the settlement of the Action. At that point, the Settling Parties began a negotiation regarding counsel fees for Plaintiff’s Counsel. After several additional months of difficult negotiation, the Mediator issued a double blind “Mediator’s Proposal” regarding counsel fees for Plaintiff’s Counsel, which the Settling Parties accepted. The Settling Parties thereafter executed a term sheet dated February 6, 2019. The Settling Parties subsequently negotiated and executed the Stipulation.

II.                                   PLAINTIFF’S COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFF’S CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiff’s Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, inter alia: (i) reviewing Diplomat’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and

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securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing the litigation Demand to the Board and engaging in correspondence regarding the litigation Demand; (v) preparing and filing a derivative complaint; (vi) conducting damages analyses; (vii) reviewing and analyzing relevant documents in the Securities Action and evaluating the merits of, and the defendants’ potential liability in connection with the Securities Action; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms. Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Diplomat. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Diplomat and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.                              DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action, including that Diplomat has suffered damage by or as a result of the conduct alleged in the Demand. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Nonetheless, in order to eliminate the burden, expense, and risks inherent in the litigation, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Neither this Stipulation,

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nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, or may be offered or received into evidence in any action or proceeding in any court or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation, except that this Stipulation and the attached exhibits may be used as evidence of the Settlement in any action against the Released Parties to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

IV.                               THE SETTLEMENT HEARING

1.                                      The Settlement Hearing will be held before the Honorable F. Kay Behm on                     , 2019, at      :      .m. at the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to Diplomat and Current Diplomat Stockholders and should be approved by the Court; (ii) whether a Final Order and Judgment approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiff’s Counsel’s Fee and Expense Amount, including any

10

Service Award, should be approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current Diplomat Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.                               THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above and various terms are described below in Sections VI and VII. The negotiated and comprehensive corporate governance reforms directly address certain of Plaintiff’s allegations in the Action, are designed to reduce the likelihood that similar alleged wrongdoing that gave rise to the Action recurs and strengthens the Company’s overall corporate governance practices and internal controls generally. Defendants agree that the Reforms confer a substantial benefit on Diplomat and Current Diplomat Stockholders. Within a reasonable period of time after the Court of the Final Order and Judgment approving the Settlement, Diplomat, through its Board, shall adopt and implement the Reforms, to the extent that such Reforms have not already been adopted and implemented.

VI.                          DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice all claims that Plaintiff has alleged in the Action and any other Released Claims. Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or

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resolution of the Action against the Released Persons. Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

VII.                     ATTORNEYS’ FEES AND EXPENSES

After negotiation of the principal terms of the settlement, Plaintiff’s Counsel and Diplomat separately negotiated at arm’s length the amount of attorneys’ fees and expenses for Plaintiff’s Counsel, with the direct participation, substantial assistance and oversight of the Honorable Layn R. Phillips, United States District Judge (Ret.), of Phillips ADR, a nationally recognized, experienced, and expert mediator, and Phillips ADR mediator, arbitrator, and special master Michelle Yoshida. Diplomat has agreed to pay or cause to be paid to Plaintiff’s Counsel attorneys’ fees and expenses in the total amount of seven hundred ten thousand dollars ($710,000) (the “Fee and Expense Amount”), subject to approval by the Court. Plaintiff’s Counsel may also apply on behalf of Plaintiff for a Service Award in the amount of $2,500 in recognition of Plaintiff’s participation and efforts in the prosecution of the Action. The Service Award shall be funded from the Fee and Expense Amount, to the extent that this Settlement is approved in whole or in part. Neither Diplomat nor any of the Individual Defendants shall be liable for any portion of any Service Award.

VIII.                THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Diplomat Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and

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adequate, why the Final Order and Judgment should not be entered thereon, or why the Fee and Expense Amount, including any Service Award, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Diplomat Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered approving the Settlement, or the Fee and Expense Amount, unless that stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of current ownership of Diplomat common stock, including the number of shares of Diplomat common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current Diplomat Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current Diplomat Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

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George C. Aguilar	James W. Ducayet
ROBBINS ARROYO LLP	SIDLEY AUSTIN LLP
5040 Shoreham Place	One South Dearborn
San Diego, CA 92122	Chicago, IL 60603

Counsel for Plaintiff Ashleigh Shim	Counsel for Defendants

Any Current Diplomat Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Final Order and Judgment to be entered, the dismissal of the Action with prejudice, and any and all of the releases set forth in the Stipulation.

IX.                              CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) the dismissal with prejudice of the Action without the award of any damages, costs, fees, or the grant of any further relief, except as provided in the Stipulation; (b) the entry by the Court of the Final Order and Judgment and providing for the dismissal with prejudice of the Action and granting the release of the Released Claims; (c) the inclusion in the Final Order and Judgment of a provision enjoining Plaintiff and Diplomat stockholders from asserting any of the Released Claims; and (d) the Settlement becoming Final. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Final Order and Judgment does not occur, the Stipulation shall be null and void and of no force and effect and the Parties to the Stipulation will be restored to their respective positions in the Action as of the date immediately preceding the date of the Stipulation.

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X.                                   EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502, during business hours of each business day, or by visiting Diplomat’s website at http://ir.diplomat.is/investors/. The Stipulation is also available for viewing at www.robbinsarroyo.com.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

George C. Aguilar
ROBBINS ARROYO LLP
5040 Shoreham Place
San Diego, CA 92122

Counsel for Plaintiff Ashleigh Shim

PLEASE DO NOT TELEPHONE THE COURT OR DIPLOMAT

REGARDING THIS NOTICE.

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EXHIBIT D

STATE OF MICHIGAN IN THE CIRCUIT COURT
FOR THE COUNTY OF GENESEE

ASHLEIGH SHIM, Derivatively on Behalf of DIPLOMAT	)	Case No.: 17-109223-CB
PHARMACY, INC.,	)
	)	Hon.: F. Kay Behm
Plaintiff,	)
v.	)	SUMMARY NOTICE OF PENDENCY AND
	)	PROPOSED SETTLEMENT OF STOCKHOLDER
PHILIP R. HAGERMAN, SEAN M. WHELAN,	)	ACTION
GARY W. KADLEC, BENJAMIN WOLIN, DAVID	)
DREYER, KENNETH O. KLEPPER, and SHAWN C.	)
TOMASELLO,	)
)
)
Defendants,	)
-and-)
)
DIPLOMAT PHARMACY, INC., a Michigan	)
corporation,	)
)
Nominal Defendant.	)

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER ACTION

TO:                         ALL RECORD AND BENEFICIAL OWNERS OF DIPLOMAT PHARMACY, INC. (“DIPLOMAT”) COMMON STOCK AS OF MARCH 29, 2019, AND WHO CONTINUE TO HOLD THEIR DIPLOMAT COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF DIPLOMAT, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND ANY ENTITY IN WHICH INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST (“CURRENT DIPLOMAT STOCKHOLDERS”).

THIS NOTICE IS GIVEN pursuant to an order of the 7th Judicial Circuit Court for Genesee County, Michigan (the “Court”), to inform you of a proposed stipulated settlement (the “Settlement”) in the above-captioned derivative action (the “Action”). The Action involves claims, brought derivatively on behalf of Diplomat, against certain of its current and former directors and officers alleging breaches of fiduciary duty and other claims, relating to certain events, public statements, and alleged related to alleged improper statements in Diplomat’s press releases and SEC filings.

YOU ARE HEREBY NOTIFIED THAT a hearing (the “Settlement Hearing”) will be held on                      , 2019, at              .m., before the Honorable F. Kay Behm, of the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502, for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether an award of attorneys’ fees and reimbursement of expenses for Plaintiff’s Counsel (the “Fee and Expense

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Amount”) should be approved. Because this is a stockholder derivative action brought for the benefit of Diplomat, no individual Current Diplomat Stockholder has the right to receive any individual compensation as a result of the Settlement. In accordance with the terms of the Settlement, and in consideration for certain releases, Diplomat has agreed to implement certain corporate governance reforms, to be administered by Diplomat and the Diplomat Board of Directors.

IF YOU ARE AN OWNER OF DIPLOMAT COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. This notice contains only a summary of the Action and the terms of the Settlement. If you are a Current Diplomat Stockholder, you may obtain a copy of a detailed notice to Current Diplomat Stockholders (the “Notice”) describing the Action, the proposed Settlement, and the rights of Current Diplomat Stockholders with regard to the Settlement, as well as a copy of the Stipulation of Settlement, by visiting the website http://ir.diplomat.is/investors/. The Stipulation is also available for viewing at www.robbinsarroyo.com.

Should you have any other questions regarding the proposed Settlement of the Action, please contact the following counsel for Plaintiff:

George C. Aguilar
ROBBINS ARROYO LLP
5040 Shoreham Place
San Diego, CA 92122

Counsel for Plaintiff Ashleigh Shim

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. The negotiated and comprehensive corporate governance reforms directly address certain of Plaintiff’s allegations in the Action, are designed to reduce the likelihood that similar alleged wrongdoing that gave rise to the Action recurs, and strengthens the Company’s overall corporate governance practices and internal controls generally. Defendants agree that the Reforms confer a substantial benefit on Diplomat and Current Diplomat Stockholders.

Diplomat has agreed to pay or cause to be paid to Plaintiff’s Counsel the Fee and Expense Amount of seven hundred ten thousand dollars ($710,000), subject to approval by the Court. The Fee and Expense Amount was a product of a mediator’s proposal. Additionally, Plaintiff’s Counsel may also apply on behalf of Plaintiff for an incentive award in the amount of $2,500 (the “Service Award”) in recognition of Plaintiff’s participation and efforts in the prosecution of the Action. The Service Award shall be funded from the Fee and Expense Amount, to the extent it is approved by the Court in whole or in part.

Any Current Diplomat Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Final Order and Judgment should not be entered thereon, or why the Fee and Expense Amount, including any Service Award, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Diplomat Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if

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approved, the Final Order and Judgment to be entered approving the Settlement, or the Fee and Expense Amount, unless that stockholder has filed at least fourteen (14) days prior to the Settlement Hearing an objection with the Court. Any objection to the Settlement, the Fee and Expense Amount, or the Service Award must be filed, in accordance with the procedures set forth in the Notice, with the Clerk of the Court (Honorable F. Kay Behm, 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502), no later than                         , 2019, and served by hand or first class mail (postage prepaid) for delivery by the same date on Plaintiff’s counsel (at the addresses listed above) and on counsel for Defendants (at the addresses listed below):

George C. Aguilar	James W. Ducayet
ROBBINS ARROYO LLP	SIDLEY AUSTIN LLP
5040 Shoreham Place	One South Dearborn
San Diego, CA 92122	Chicago, IL 60603

Counsel for Plaintiff Ashleigh Shim	Counsel for Defendants

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: , 2019	BY ORDER OF THE 7TH JUDICIAL CIRCUIT
COURT FOR GENESEE COUNTY, MICHIGAN

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EXHIBIT E

STATE OF MICHIGAN IN THE CIRCUIT COURT
FOR THE COUNTY OF GENESEE

ASHLEIGH SHIM, Derivatively on Behalf of DIPLOMAT	)	Case No.: 17-109223-CB
PHARMACY, INC.,	)
	)	Hon.: F. Kay Behm
Plaintiff,	)
v.	)
)
PHILIP R. HAGERMAN, SEAN M. WHELAN, GARY W.	)	[PROPOSED] FINAL ORDER AND
KADLEC, BENJAMIN WOLIN, DAVID DREYER,	)	JUDGMENT
KENNETH O. KLEPPER, and SHAWN C. TOMASELLO,	)
)
)
)
Defendants,	)
-and-)
)
DIPLOMAT PHARMACY, INC., a Michigan corporation,	)
)
)
Nominal Defendant.	)
)

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to this Court’s Order Directing Notice of Proposed Settlement to Stockholders, dated              , 2019 (the “Notice Order”), on the application of the Parties for final approval of the Settlement set forth in the Stipulation of Settlement dated March 29, 2019 (the “Stipulation”). Due and adequate notice having been given to Diplomat stockholders as required in said Notice Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.             This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

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2.             This Court has jurisdiction over the subject matter of this Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3.             The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties, Diplomat, and current Diplomat stockholders, and hereby finally approves the Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

4.             This Action, all claims contained herein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged, and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5.             Upon the Effective Date, Diplomat, Plaintiff (acting on her own behalf and derivatively on behalf of Diplomat), and each of Diplomat’s stockholders (solely in their capacity as Diplomat stockholders) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever settled, released, relinquished, extinguished, discharged, and dismissed with prejudice as against any of the Released Persons any and all of the Released Claims (including Unknown Claims) and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of the Released Claims against any of the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

6.             Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from

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all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

7.             Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

8.             The Court finds that the Notice of Pendency and Proposed Settlement of Stockholder Action filed with the SEC via a Current Report on Form 8-K, posted on the Investor Relations portion of Diplomat’s website, posted on Plaintiff’s Counsel’s website, and the Summary Notice published in Investor’s Business Daily, provided the best notice practicable under the circumstances to all persons entitled to such notice, and said notice fully satisfied the requirements of Michigan law and the requirements of due process.

9.             The Court finds that during the course of the Action, the Parties and their counsel at all times complied with Rule 1.109(E) of the Michigan Court Rules.

10.          The Court finds that the Fee and Expense Amount is fair and reasonable, in accordance with the Stipulation, and finally approves the Fee and Expense Amount.

11.          The Court finds that the Service Award is fair and reasonable, in accordance with the Stipulation, and finally approves the Service Award, to be paid from the Fee and Expense Amount by Plaintiff’s Counsel.

12.          This Judgment, the facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall not be offered, received, or used in any way as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of: (a) the Settling Parties with respect to the truth of any fact alleged by Plaintiff or the validity, or lack thereof, of any claim that has been or could have

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been asserted in the Action or in any litigation, or the deficiency or infirmity of any defense that has been or could have been asserted in the Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Parties; (b) any fault, misrepresentation, or omission with respect to any statement or written document approved, issued, or made by any Released Party, or against Plaintiff as evidence of any infirmity in her claims; or (c) any liability, fault, negligence, omission, or wrongdoing, or in any way referred to for any other reason as against the Released Parties, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

13.          This Judgment, the Stipulation, the Settlement, and any act performed or document executed pursuant to or in furtherance thereof, shall not be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement. However, the Released Parties may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

14.          Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the

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extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

15.          This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk.

IT IS SO ORDERED.

DATED:
BY ORDER OF THE COURT
GENESEE COUNTY CIRCUIT COURT
STATE OF MICHIGAN

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